                                                                EXHIBIT 10.16(b)

                           FIRST AMENDMENT TO DEFERRED
                             COMPENSATION AGREEMENT


                  THIS AMENDMENT to the Deferred Compensation Agreement made this 13th day of July, 2000, by and between Pennzoil-Quaker State Company, a Delaware corporation (the "Company"), and James J. Postl ("Employee").

                                    RECITALS:

                  WHEREAS, the Company and Employee have previously entered into that certain Deferred Compensation Agreement made the 4th day of May, 2000; and

                  WHEREAS, the Board of Directors of the Company has authorized the amendment of the Deferred Compensation Agreement and Employee is agreeable to the amendment.

                  NOW, THEREFORE, in consideration of the premises, effective as of the date first written above, the Company and Employee agree as follows:

         1. The second sentence of paragraph (2) of the Deferred Compensation Agreement is hereby amended to read as follows:

         "Employee shall be entitled to participate in all such employee benefit plans and programs of the Company as may be in effect from time to time, including, but not limited to, the Pennzoil-Quaker State Company Salaried Employees Retirement Plan (the 'Retirement Plan'), the Pennzoil-Quaker State Company Savings and Investment Plan (the 'Savings and Investment Plan'), the group disability plans (i.e., the 'Short-Term Disability Plan'), the Excess Benefit Agreement between the Company and Employee, the group life insurance plan and the group hospitalization and medical benefits plan."

         2. Paragraph (3) of the Deferred Compensation Agreement is hereby amended to read as follows:

                  "(3) Benefit. If Employee shall continue in the employment of the Company from the date hereof until he shall have reached age 65 or such earlier age as may be specifically agreed to in writing by the Board of Directors, then upon Employee's termination of employment with the Company for any reason other than death at any time thereafter, Employee shall be entitled to monthly payments of deferred compensation for the remainder of his life equal to the excess of (a) 57% of the sum of (i) Employee's monthly salary as in effect on the date of his termination of employment and (ii) the average one-twelfth of the annual bonuses paid to Employee for the three calendar years preceding the year in which his termination of employment occurs, over (b) the total of the monthly amounts payable to Employee during each applicable month from the Retirement